Exhibit 32.1
CERTIFICATION OF PERIODIC REPORT
     Each of the undersigned, in his capacity as an officer of The Princeton Review, Inc. (The “Company”), hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that:
1)	the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2007	By:	/s/ Michael Perik
		Name:	Michael Perik
		Title:	Chief Executive Officer

Date: November 9, 2007	By:	/s/ SUSAN RAO
		Name:	Susan Rao
		Title:	Executive Vice President, Finance and Treasurer

     A signed original of this written statement required by Section 906 has been provided to The Princeton Review, Inc. and will be retained by The Princeton Review, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.